UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2012

DALECO RESOURCES CORPORATION

(Exact name of registrant as specified in charter)

Nevada	0-12214	23-2860734
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-429-0181

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2012, the Company entered into a purchase and sale agreement (the “Agreement”) pursuant to which the Company has agreed to sell certain oil and natural gas leasehold rights for cash of $898,355, subject to adjustment as to any title defect that is not cured within the timeframe permitted by the Agreement. The closing date is February 15, 2012, or such other date as the sellers and buyer may designate (the “Closing Date”). The sale is effective as of the Closing Date. The buyer’s title review period is the earlier of the Closing Date or February 15, 2012.

In the event the buyer asserts a title defect, the Company will have not less than ten working days following receipt of such assertion to cure such title defect so as to be able to deliver to buyer marketable title or to remove the defective lease from the transaction. A provision of the Agreement requires that the Company shall not make any public announcement or statement concerning the Agreement other than that which the Company is required to disclose on Form 8-K and other filings with the Securities and Exchange Commission.

Item 9.01(d) Exhibits.

No exhibit is filed herewith as the Company is bound by the confidentiality provisions of the Agreement as discussed in Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daleco Resources Corporation

(Registrant)

Date: January 23, 2012

/s/ Richard W. Blackstone

Richard W. Blackstone, Vice President and Chief Accounting Officer